SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 15, 2003

PLUMAS BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	333-84534	75-2987076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, California (Address of Principal Executive Offices)	95971 (Zip Code)

(Registrant’s Telephone Number, Including Area Code)     (530) 283-7305

(Former name or former address, if changed since last report     N/A

Item 5. Other Events

(a)	PRESS RELEASES. On January 15, 2003, Plumas Bancorp issued a press release containing unaudited financial information and discussion for the quarter and year-ended December 31, 2002. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(b)	Exhibits

Exhibit 99.1.	Press Release dated January 15, 2003 containing unaudited financial information and discussion for the quarter and year-ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Plumas Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLUMAS BANCORP

Date: January 15, 2003	By:	/s/ William E. Elliott

William E. Elliott Chief Executive Officer

EXHIBITS

99.1.	Press Release dated January 15, 2003 containing unaudited financial information and discussion for the quarter and year-ended December 31, 2002.